Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom, LLP]

February 22, 2016

Express Scripts Holding Company

One Express Way

St. Louis, Missouri 63121

Re:         Express Scripts Holding Company

                Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Express Scripts Holding Company, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 filed on June 2, 2014 (the “Initial Registration Statement”) as amended by Post-Effective Amendment No. 1 thereto to be filed on the date hereof (the “Amendment” and, together with the Initial Registration Statement, the “Registration Statement”) by the Company and the Guarantors listed on Schedule I hereto (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of: (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under the indenture, dated as of November 21, 2011 (the “Indenture”), between the Company, certain subsidiaries of Company party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (v) subscription rights to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein, (vi) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of common stock, shares of preferred stock or debt securities issued by the Company or by third parties at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (vii) purchase units of the Company (“Purchase Units”), each consisting of a Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. treasury securities, or any other securities or any combination of the foregoing, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein, and (viii) such indeterminate number of shares of Common Stock or Preferred Stock and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to the issuance and sale from time to time by the Guarantors of guarantees of the Debt Securities (“Guarantees”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, Purchase Contracts, Purchase Units, Indeterminate Securities and Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities”. Neither the delivery of this opinion nor anything in connection with the preparation, execution or delivery of the Transaction Agreements (as defined below), the Registration Statement or the transactions contemplated thereby is intended to create or shall create an attorney client relationship with any party except the Company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Initial Registration Statement;

(b)	the Amendment;

(c)	an executed copy of the Indenture;

(d)	an executed copy of a certificate for each Opinion Party (as defined below) of the Secretary or Assistant Secretary, as applicable, of each Opinion Party, dated the date hereof (collectively, the “Secretary’s Certificates”);

(e)	copies of each Opinion Party’s articles of incorporation, certificate of incorporation, certificate of formation or articles of organization, as applicable, certified by the Secretary of State of each such Opinion Party’s applicable jurisdiction of formation or organization, as applicable, and certified pursuant to the Secretary’s Certificates, as applicable;

(f)	a copy of the Company’s by-laws, as amended and in effect as of the date hereof and certified pursuant to the Company’s Secretary’s Certificate;

(g)	a copy of the by-laws, limited liability company agreement or partnership agreement, as applicable, in each case as amended and in effect as of the date hereof, of each Opinion Party Guarantor, as described on Schedule II hereto, certified pursuant to the Secretary’s Certificates, as applicable;

(h)	a copy of certain resolutions of the board of directors of the Company (the “Board of Directors”), adopted on May 7, 2014 and September 9, 2015, certified pursuant to the Company’s Secretary’s Certificate; and

(i)	copies of certain resolutions of the board of directors, board of managers, general partner or other managing body, as applicable, of each Opinion Party Guarantor, as described on Schedule II hereto, certified pursuant to the Secretary’s Certificates, as applicable.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, including the Business Corporation Law of the State of New York (“NYBCL”), (ii) the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”), the Delaware Revised Uniform Partnership Act (“DRUPA”) and the Massachusetts Business Corporation Act (the “MBCA”), and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, (i) “Opinion Parties” means the Company and the Opinion Party Guarantors, (ii) “Opinion Party Guarantors” means the Delaware Opinion Party Guarantors, the Massachusetts Opinion Party Guarantor and the New York Opinion Party Guarantors, (iii) “Delaware Opinion Party Guarantors” means each of the entities listed on Schedule II hereto under the headings “Delaware Corporate Party Guarantors”, “Delaware Partnership Party Guarantor” and “Delaware LLC Party Guarantors”, (iv) “Massachusetts Opinion Party Guarantor” means the entity listed on Schedule II hereto under the heading “Massachusetts Opinion Party Guarantor,” and (v) “New York Opinion Party Guarantors” means the entities listed on Schedule II hereto under the heading “New York Opinion Party Guarantors.” “Non-Opinion Party Guarantors” means each of the Guarantors listed on Schedule III hereto. “Transaction Agreements” means the Indenture and the supplemental indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Guarantees, the Warrant Agreements, the Subscription Rights Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 8 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the board of directors, board of managers, general partner or other managing body, as applicable, of each applicable Opinion Party, including any duly authorized committee thereof, shall have taken all necessary corporate, limited liability company or partnership action to approve the issuance and sale of such Securities and related matters and appropriate officers of such Opinion Party have taken all related action as directed by or under the direction of the board of directors, board of managers, general partner or other managing body, as applicable, of such Opinion Party; (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the articles of incorporation, certificate of incorporation, certificate of formation or articles of organization, as applicable, of each applicable Opinion Party so as not to violate any applicable law, the articles of incorporation, certificate of incorporation, certificate of formation or articles of organization, as applicable, of such Opinion Party or the bylaws, limited liability company agreement or partnership agreement of such Opinion Party, or result in a default under or breach of any agreement or instrument binding upon each applicable Opinion Party, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over each applicable Opinion Party.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.

With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.	With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements and (c) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4.	With respect to any Guarantee of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Offered Debt Securities of such series (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Agreements, (c) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Agreements and (d) such Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms under the laws of the State of New York.

5.	With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

6.	With respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock, Debt Securities or other securities relating to such Offered Subscription Rights have been duly authorized for issuance by the Company and (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

7.

With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the common stock, preferred stock and/or debt securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company or other relevant parties and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract

Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

8.	With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Purchase Contracts and Debt Securities or debt obligations of third parties, including U.S. treasury securities included in such Offered Purchase Units, have been duly authorized for issuance by the Company or by third parties, as applicable; and (d) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)	the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)	we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)	except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)	we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)	we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(f)	we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g)	we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)	we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(i)	we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, Subscription Rights Agreements, Purchase Contract Agreements and Purchase Unit Agreements and that such choice is and will be a valid and legal provision;

(j)	we have assumed that any Debt Securities, Warrants, Subscription Rights, Purchase Contracts and Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee, warrant agent, subscription agent, purchase contract agent and purchase unit agent, as the case may be;

(k)	we have assumed that the limited liability company agreement and the partnership agreement, as applicable, of the applicable Delaware Opinion Party Guarantor set forth on Schedule II is the only limited liability company agreement or partnership agreement, as applicable, as defined under the DLLCA or the DRUPA, as applicable, of such Delaware Opinion Party Guarantor;

(l)	we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Agreements to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(m)	we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Agreements to the extent that such provisions limit the obligation of the Guarantors under the Indenture, or any right of contribution of any party with respect to the Offered Guarantees; and

(n)	to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)	each Non-Opinion Party Guarantor (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Non-Opinion Party Guarantor is a party;

(b)	each Non-Opinion Party Guarantor has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Non-Opinion Party Guarantor is a party;

(c)	neither the execution and delivery by the Company and each Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the performance by the Company and such Guarantor of its obligations thereunder, or the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the articles of incorporation, certificate of incorporation, certificate of formation, articles of organization, by-laws, limited liability company agreement or limited partnership agreement, as applicable, or any other comparable organizational document of the Company or any Guarantor, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any Guarantor or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)	neither the execution and delivery by the Company or any Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the performance by the Company and such Guarantor of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Amendment. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

S.J.K.

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Guarantors

Legal Name	Type of Entity	Jurisdiction of Incorporation Formation
Accredo Health Group, Inc.	Corporation	Delaware
Accredo Health, Incorporated	Corporation	Delaware
Ahg Of New York, Inc.	Corporation	New York
Airport Holdings, LLC	Limited Liability Company	New Jersey
Bio Partners In Care, Inc.	Corporation	Missouri
Care Continuum, Inc.	Corporation	Kentucky
CFI of New Jersey, Inc.	Corporation	New Jersey
CuraScript, Inc.	Corporation	Delaware
Diversified Pharmaceutical Services, Inc.	Corporation	Minnesota
ESI Mail Order Processing, Inc.	Corporation	Delaware
ESI Mail Pharmacy Service, Inc.	Corporation	Delaware
ESI Partnership	General Partnership	Delaware
ESI Realty, LLC	Limited Liability Company	New Jersey
ESI Resources, Inc.	Corporation	Minnesota
ESI-GP Holdings, Inc.	Corporation	Delaware
Express Scripts Administrators, LLC	Limited Liability Company	Delaware
Express Scripts Canada Holding Co.	Corporation	Delaware
Express Scripts Canada Holding, LLC	Limited Liability Company	Delaware
Express Scripts Pharmaceutical Procurement, LLC	Limited Liability Company	Delaware
Express Scripts Pharmacy, Inc.	Corporation	Delaware
Express Scripts Senior Care Holdings, Inc.	Corporation	Delaware
Express Scripts Senior Care, Inc.	Corporation	Delaware
Express Scripts Services Company	Corporation	Delaware
Express Scripts Specialty Distribution Services, Inc.	Corporation	Delaware
Express Scripts Utilization Management Co.	Corporation	Delaware
Express Scripts, Inc.	Corporation	Delaware
Freco, Inc.	Corporation	Florida
Freedom Service Company, LLC	Limited Liability Company	Florida
Healthbridge Reimbursement and Product Support, Inc.	Corporation	Massachusetts
Healthbridge, Inc.	Corporation	Delaware
L&C Investment, LLC	Limited Liability Company	Delaware

Legal Name	Type of Entity	Jurisdiction of Incorporation Formation
Lynnfield Compounding Center, Inc.	Corporation	Florida
Lynnfield Drug, Inc.	Corporation	Florida
MAH Pharmacy, L.L.C.	Limited Liability Company	Delaware
Matrix GPO LLC	Limited Liability Company	Indiana
Medco Europe II, L.L.C.	Limited Liability Company	Delaware
Medco Europe, L.L.C.	Limited Liability Company	Delaware
Medco Health New York Independent Practice Association, L.L.C.	Corporation	New York
Medco Health Puerto Rico, L.L.C.	Limited Liability Company	Delaware
Medco Health Services, Inc.	Corporation	Delaware
Medco Health Solutions, Inc.	Corporation	Delaware
Medco of Willingboro Urban Renewal, L.L.C.	Limited Liability Company	New Jersey
Mooresville On-Site Pharmacy, LLC	Limited Liability Company	Delaware
National Prescription Administrators, Inc.	Corporation	New Jersey
Priority Healthcare Corporation	Corporation	Indiana
Priority Healthcare Corporation West	Corporation	Nevada
Priority Healthcare Distribution, Inc.	Corporation	Florida
Spectracare Health Care Ventures, Inc.	Corporation	Kentucky
Spectracare, Inc.	Corporation	Kentucky
Strategic Pharmaceutical Investments, LLC	Limited Liability Company	Delaware
Systemed, L.L.C.	Limited Liability Company	Delaware
The Vaccine Consortium, LLC	Limited Liability Company	Maryland
UBC Late Stage, Inc.	Corporation	Missouri
United Biosource LLC	Limited Liability Company	Delaware
United Biosource Holdings, Inc.	Corporation	Delaware
United Biosource Patient Solutions, Inc.	Corporation	Delaware

Schedule II

Opinion Party Guarantors

Legal Name	Type of Entity	Jurisdiction of Incorporation Formation	By-laws, Limited Liability Company Agreement or Partnership Agreement	Date of By-laws, Limited Liability Company Agreement or Partnership Agreement	Parties to Limited Liability Company Agreement or Partnership Agreement	Guarantee Authorizing Resolutions
Delaware Corporate Party Guarantors
Accredo Health Group, Inc.	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated February 22, 2016
Accredo Health, Incorporated	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated February 22, 2016
CuraScript, Inc.	Corporation	Delaware	By-laws	January 30, 2004	N/A	Board of Directors, dated February 22, 2016
ESI Mail Order Processing, Inc.	Corporation	Delaware	By-laws	December 1, 2009	N/A	Board of Directors, dated February 22, 2016
ESI Mail Pharmacy Service, Inc.	Corporation	Delaware	By-laws	November 11, 1999	N/A	Board of Directors, dated February 22, 2016
ESI-GP Holdings, Inc.	Corporation	Delaware	By-laws	June 9, 2009	N/A	Board of Directors, dated February 22, 2016
Express Scripts Canada Holding Co.	Corporation	Delaware	By-laws	April 12, 2002	N/A	Board of Directors, dated February 22, 2016
Express Scripts Pharmacy, Inc.	Corporation	Delaware	By-laws	June 27, 2013	N/A	Board of Directors, dated February 22, 2016
Express Scripts Senior Care Holdings, Inc.	Corporation	Delaware	By-laws	April 8, 2005	N/A	Board of Directors, dated February 22, 2016
Express Scripts Senior Care, Inc.	Corporation	Delaware	By-laws	April 25, 2005	N/A	Board of Directors, dated February 22, 2016
Express Scripts Services Company	Corporation	Delaware	By-laws	November 5, 1998	N/A	Board of Directors, dated February 22, 2016

Legal Name	Type of Entity	Jurisdiction of Incorporation Formation	By-laws, Limited Liability Company Agreement or Partnership Agreement	Date of By-laws, Limited Liability Company Agreement or Partnership Agreement	Parties to Limited Liability Company Agreement or Partnership Agreement	Guarantee Authorizing Resolutions
Express Scripts Specialty Distribution Services, Inc.	Corporation	Delaware	By-laws	December 3, 1999	N/A	Board of Directors, dated February 22, 2016
Express Scripts Utilization Management Co.	Corporation	Delaware	By-laws	November 30, 1999	N/A	Board of Directors, dated February 22, 2016
Express Scripts, Inc.	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated February 22, 2016
Healthbridge, Inc.	Corporation	Delaware	By-laws	May 28, 2009	N/A	Board of Directors, dated February 22, 2016
Medco Health Services, Inc.	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated February 22, 2016
Medco Health Solutions, Inc.	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated February 22, 2016
United Biosource Holdings, Inc.	Corporation	Delaware	By-laws	June 25, 2013	N/A	Board of Directors, dated February 22, 2016
United Biosource Patient Solutions, Inc.	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated February 22, 2016
Delaware Partnership Party Guarantor
ESI Partnership	General Partnership	Delaware	Partnership Agreement	May 1, 2001	Express Scripts, Inc. and ESI-GP Holdings, Inc.	Written Consent of the Partners dated February 22, 2016
Delaware LLC Party Guarantors
Express Scripts Administrators, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	November 1, 2013	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated February 22, 2016
Express Scripts Canada Holding, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	November 20, 2009	Express Scripts Canada Holding Co.	Written Consent of the Board of Directors of the Sole Member dated February 22, 2016

Legal Name	Type of Entity	Jurisdiction of Incorporation Formation	By-laws, Limited Liability Company Agreement or Partnership Agreement	Date of By-laws, Limited Liability Company Agreement or Partnership Agreement	Parties to Limited Liability Company Agreement or Partnership Agreement	Guarantee Authorizing Resolutions
Express Scripts Pharmaceutical Procurement, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	November 1, 2006	Express Scripts, Inc. and ESI Mail Pharmacy Service, Inc.	Written Consent of the Members dated February 22, 2016
L&C Investment, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	September 12, 2015	Express Scripts, Inc.	Written Consent of the Board of Directors of the Sole Member dated February 22, 2016
MAH Pharmacy, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated February 22, 2016
Medco Europe, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated February 22, 2016
Medco Europe II, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Europe, L.L.C.	Written Consent of the Board of Directors of the Sole Member dated February 22, 2016
Medco Health Puerto Rico, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated February 22, 2016
Mooresville On-Site Pharmacy, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	January 29, 2009	ESI Mail Pharmacy Service, Inc.	Written Consent of the Board of Directors of the Sole Member dated February 22, 2016

Legal Name	Type of Entity	Jurisdiction of Incorporation Formation	By-laws, Limited Liability Company Agreement or Partnership Agreement	Date of By-laws, Limited Liability Company Agreement or Partnership Agreement	Parties to Limited Liability Company Agreement or Partnership Agreement	Guarantee Authorizing Resolutions
Strategic Pharmaceutical Investments, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	December 31, 2014	Priority Healthcare Corporation	Written Consent of the Board of Directors of the Sole Member dated February 22, 2016
Systemed, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated February 22, 2016
United Biosource LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	June 27, 2013	United BioSource Holdings, Inc.	Written Consent of the Board of Directors of the Sole Member dated February 22, 2016
Massachusetts Opinion Party Guarantor
Healthbridge Reimbursement and Product Support, Inc.	Corporation	Massachusetts	By-laws	January 23, 1988	N/A	Board of Directors, dated February 22, 2016
New York Opinion Party Guarantors
Ahg Of New York, Inc.	Corporation	New York	By-laws	April 2, 2012	N/A	Board of Directors, dated February 22, 2016
Medco Health New York Independent Practice Association, L.L.C.	Corporation	New York	By-laws	April 2, 2012	N/A	Board of Directors, dated February 22, 2016

Schedule III

Non-Opinion Party Guarantors

Legal Name	Type of Entity	Jurisdiction of Incorporation or Formation
Airport Holdings, LLC	Limited Liability Company	New Jersey
Bio Partners In Care, Inc.	Corporation	Missouri
Care Continuum, Inc.	Corporation	Kentucky
CFI of New Jersey, Inc.	Corporation	New Jersey
Diversified Pharmaceutical Services, Inc.	Corporation	Minnesota
ESI Realty, LLC	Limited Liability Company	New Jersey
ESI Resources, Inc.	Corporation	Minnesota
Freco, Inc.	Corporation	Florida
Freedom Service Company, LLC	Limited Liability Company	Florida
Lynnfield Compounding Center, Inc.	Corporation	Florida
Lynnfield Drug, Inc.	Corporation	Florida
Matrix GPO LLC	Limited Liability Company	Indiana
Medco Of Willingboro Urban Renewal, L.L.C.	Limited Liability Company	New Jersey
National Prescription Administrators, Inc.	Corporation	New Jersey
Priority Healthcare Corporation	Corporation	Indiana
Priority Healthcare Corporation West	Corporation	Nevada
Priority Healthcare Distribution, Inc.	Corporation	Florida
Spectracare Health Care Ventures, Inc.	Corporation	Kentucky
Spectracare, Inc.	Corporation	Kentucky
The Vaccine Consortium, LLC	Limited Liability Company	Maryland
UBC Late Stage, Inc.	Corporation	Missouri